Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 1, 1997 for Pioneer Micro-Cap Fund and to all references to our firm included in or made a part of Post-Effective Amendment No. 1 and Amendment No. 2 to registration statement File Nos. 333-18639 and 811-7985, respectively.




                                                             Arthur Andersen LLP




Boston, Massachusetts
August 27, 1997